Exhibit 10.1

EXECUTION COPY

TENDER AND VOTING AGREEMENT

THIS TENDER AND VOTING AGREEMENT (this “Agreement”) is made and entered into as of December 20, 2013, by and between TUFCO HOLDINGS, LLC, a Delaware limited liability company (“Parent”), PACKERS ACQUISITION SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Sub”), and Bradford Venture Partners, L.P. (“Stockholder”), a stockholder of TUFCO TECHNOLOGIES, INC., a Delaware corporation (the “Company”).

RECITALS

A. Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain shares of common stock of the Company.

B. Parent, Acquisition Sub and the Company are entering into an Agreement and Plan of Merger of even date herewith (as it may be amended from time to time, the “Merger Agreement”) which provides, on the terms and subject to the conditions set forth in the Merger Agreement, that (i) Acquisition Sub shall make a cash tender offer (such tender offer, as it may be amended from time to time, the “Offer”) to acquire all of the issued and outstanding shares of common stock of the Company for the Per Share Consideration (as defined in the Merger Agreement) and otherwise in accordance with the terms of the Merger Agreement and (ii) after acquiring shares of Company common stock pursuant to the Offer, Acquisition Sub shall merge into the Company (the “Merger”).

C. Stockholder is entering into this Agreement in order to induce Parent and Acquisition Sub to enter into the Merger Agreement.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

For purposes of this Agreement:

(a) “Company Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

(b) Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

(c) “Subject Shares” shall mean 642,033 shares of Company Common Stock Owned by Stockholder as of the date of this Agreement, representing 14.9% of the aggregate Company Common Stock outstanding as of the date hereof.

(d) “Termination Date” shall mean the earlier of (i) the date upon which the Merger Agreement is terminated in accordance with its terms, or (ii) the Effective Time of the Merger.

(e) A Person shall be deemed to have a effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent or Acquisition Sub; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent or Acquisition Sub.

(f) Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

SECTION 2. TRANSFER OF SUBJECT SHARES AND VOTING RIGHTS

2.1 Restriction on Transfer of Subject Shares. Subject to Section 2.3, during the period from the date of this Agreement through the Termination Date, Stockholder shall not cause or permit any Transfer of any of the Subject Shares other than as required by this Agreement.

2.2 Restriction on Transfer of Voting or Disposition Rights. During the period from the date of this Agreement through the Termination Date, Stockholder shall ensure that: (a) none of the Subject Shares is deposited into a voting trust; (b) no proxy is granted other than as required by this Agreement, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Shares; and (c) no Person other than Stockholder (or any other Person that is the record or beneficial owner of any of the Subject Shares as of the date of this Agreement, but only with respect to such Subject Shares) is granted dispositive power with respect to any of the Subject Shares.

2.3 Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Subject Shares by Stockholder, if Stockholder is a corporation, partnership, limited partnership, or limited liability company, to one or more stockholders, partners, limited partners or members of Stockholder or to an affiliated entity under common control with Stockholder; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

SECTION 3. AGREEMENT TO TENDER

3.1 Tender of Subject Shares. Prior to the Termination Date, Stockholder agrees to validly tender or cause to be validly tendered in the Offer, pursuant to and in accordance with the terms of the Offer and Rule 14d-2 under the Securities Exchange Act of 1934, all of the Subject Shares (free and clear of any encumbrances or restrictions).

3.2 No Withdrawal. Prior to the Termination Date, Stockholder agrees that once the Subject Shares are tendered into the Offer not to withdraw or cause to be withdrawn any of the Subject Shares from the Offer unless and until the Offer expires or the Offer is terminated without Acquisition Sub having accepted for exchange shares of Company Common Stock validly tendered in the Offer.

3.3 Conditional Obligation. Stockholder acknowledges and agrees that Acquisition Sub’s obligation to accept for exchange shares of Company Common Stock in the Offer, including any Subject Shares tendered by Stockholder, is subject to the terms and conditions of the Merger Agreement and the Offer.

SECTION 4. VOTING OF SHARES

Stockholder hereby agrees that, prior to the Termination Date, at any meeting of the stockholders of the Company, however called, and in any action by written consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause any Subject Shares not acquired pursuant to the Offer to be voted:

(a) in favor of the Merger and the adoption of the Merger Agreement (as it may be amended from time to time) and the terms thereof, and in favor of each of the other actions contemplated by the Merger Agreement;

(b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against any action that is intended, or that could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Offer or the Merger or any of the other Contemplated Transactions or this Agreement.

In the event a meeting of the stockholders of the Company is held, the Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum.

Prior to the Termination Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause “(a)”, clause “(b)” or clause “(c)” of this Section 4. For the avoidance of doubt, nothing in this Agreement shall in any way limit Stockholder’s right to vote the Subject Shares in Stockholder’s sole discretion on any matters other than the foregoing matters that may be submitted to a stockholder vote, consent or other approval.

Notwithstanding the foregoing or any contrary provision hereof, no covenant or agreement herein of Stockholder, and no action taken or omitted to be taken by Stockholder pursuant to the terms of this Agreement or the Merger Agreement, is intended, nor shall it be deemed or construed, to constitute the consent or approval of Stockholder (whether in Stockholder’s capacity as a stockholder, director or officer of the Company or otherwise) for any purpose under any employment, severance, change-in-control or similar agreement or arrangement to which Stockholder may be party.

SECTION 5. WAIVER OF APPRAISAL RIGHTS

Subject to the acceptance of the Subject Shares by Acquisition Sub in the Offer pursuant to the Merger Agreement, Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal or dissenters’ rights relating to the Merger with respect to the Subject Shares under Section 262 of the DGCL.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to Parent as follows:

6.1 Authorization, etc. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform Stockholder’s obligations hereunder. This Agreement and the Proxy have been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

6.2 No Conflicts or Consents.

(a) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement by Stockholder will not: (i) conflict with or violate any Legal Requirements applicable to Stockholder; or (ii) result in or constitute a breach of, or give to any Person any right of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance or restriction on any of the Subject Shares pursuant to any Contract to which Stockholder is a party.

(b) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement by Stockholder will not, require any consent or approval of any Person (other than those consents which have already been obtained prior to the execution and delivery of this Agreement).

6.3 Title to Securities. As of the date of this Agreement, Stockholder holds the Subject Shares of record, free and clear of any encumbrances or restrictions (except for restrictions on Transfer under the Securities Act).

6.4 No Finders Fees. Except as may be provided in the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s financial adviser’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of the Stockholder.

SECTION 7. ADDITIONAL COVENANTS OF STOCKHOLDER

7.1 Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder shall deliver to Parent and Acquisition Sub a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permitted by law, with respect to the Subject Shares.

7.1 Stockholder Information. Prior to the Termination Date, Stockholder hereby agrees to permit Parent and Acquisition Sub to publish and disclose in any press release, the Schedule TO or other publicly-filed documents relating to the Offer and, if adoption of the Merger Agreement by the stockholders of the Company is required under the terms of the DGCL or other applicable law, the Proxy Statement, Stockholder’s identity and ownership of shares of Company Common Stock and the nature of Stockholder’s obligations under this Agreement; provided, that Stockholder shall have a reasonable opportunity to review and comment on any such announcement or disclosure prior to its publication, filing or disclosure; and provided further, that any such disclosure shall be in compliance with Section 6.5 of the Merger Agreement.

7.2 No Solicitation. Prior to the Termination Date, the Stockholder (in the Stockholder’s capacity as such) shall not, directly or indirectly, and shall not cause or permit any of its Representatives to, directly or indirectly, (i) solicit, initiate, encourage or facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry, (ii) furnish any non-public information regarding the Acquired Entities to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or providing for any Acquisition Transaction or accepting any Acquisition Proposal; provided, however, that none of the foregoing restrictions shall apply to the Stockholder’s and its Representatives’ interactions with Parent, Acquisition Sub and their respective Representatives; provided further, however that the Stockholder may engage in any of the foregoing activities if and solely to the extent that the Company is permitted to engage in such activities pursuant to Section 5.3 of the Merger Agreement. Without limiting the generality of the foregoing, the Stockholder acknowledges and agrees that any action taken by any of its Representatives, if taken by the Stockholder, would constitute a breach of this Section 7.3, shall be deemed to constitute a breach of this Section 7.3 by the Stockholder (whether or not such Representative is purporting to act on behalf of the Stockholder). Except as permitted by the Merger Agreement, the Stockholder shall immediately cease any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Inquiry or Acquisition Proposal.

7.3 Further Assurances. From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and fulfilling the obligations of Stockholder under this Agreement and the Proxy.

SECTION 8. MISCELLANEOUS

8.1 Notices. Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States, return receipt requested, then such communication shall be deemed duly given and made upon receipt; (b) if sent by nationally recognized overnight air courier (such as DHL or Federal Express), then such communication shall be deemed duly given and made two (2) business days after being sent; (c) if sent by facsimile transmission before 5:00 p.m. (California time) on any business day, then such communication shall be deemed duly given and made when receipt is confirmed; (d) if sent by facsimile transmission on a day other than a business day and receipt is confirmed, or if sent after 5:00 p.m. (California time) on any business day and receipt is confirmed, then such communication shall be deemed duly given and made on the business day following the date which receipt is confirmed; and (e) if otherwise actually personally delivered to a duly authorized representative of the recipient, then such communication shall be deemed duly given and made when delivered to such authorized representative; provided that, in all cases, such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

if to Stockholder:

at the address set forth on the signature page hereof

if to Parent or Acquisition Sub:

c/o Griffin Holdings, LLC

2121 Avenue of the Stars, Suite 2575

Los Angeles, California 90067

Attention: Shaun Gabbay

Facsimile: (424) 245-4623

with a copy (which shall not constitute notice) to:

Cooley LLP

1333 2nd Street, Suite 400

Santa Monica, CA 90401

Attention: C. Thomas Hopkins

Facsimile: (310) 883-6500

8.2 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement be as originally contemplated to the fullest extent possible.

8.3 Entire Agreement. This Agreement (including all exhibits, annexes and appendices hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. No addition to or modification of any provision of this Agreement shall be binding upon the parties unless made in writing and signed by all parties.

8.4 Assignment; Binding Effect; Etc. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by any party, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Shares are transferred. Nothing in this Agreement, express or implied, is intended to or shall confer any right, benefit or remedy of any nature whatsoever upon any Person other than the parties hereto.

8.5 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement, Parent and Acquisition Sub shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

8.6 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto (a) irrevocably consents to submit itself to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware) (such courts, collectively, the “Delaware Courts”) in the event any dispute arises out of this letter or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Delaware Court, (c) irrevocably waives the right to a trial by jury, and (d) agrees that it will not bring any action relating to this letter or the transactions contemplated by this Agreement in any court other than a Delaware Court.

8.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

8.8 Captions. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

8.9 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by or on behalf of the party incurring such cost or expense, whether or not the transactions contemplated by this Agreement are consummated. Nothing in this Agreement shall limit Stockholder’s rights to indemnification under that certain Amended and Restated Consulting Agreement dated January 28, 1994, by and among the Company, Tufco Industries, Inc., Executive Converting Corporation, Bradford Investment Partners, L.P., and Bradford Ventures LTD.

8.10 Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.11 Not Binding in Other Capacities. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that Stockholder is entering into this Agreement solely in its capacity as a stockholder of the Company and nothing in this Agreement shall be construed to prohibit or restrict Stockholder from taking any action in its capacity as an officer or member of the Board of Directors of the Company or, subject to the limitations (and consequences of such actions) set forth in the Merger Agreement, from taking any action with respect to any Acquisition Inquiry or Acquisition Proposal as an officer or member of the Board of Directors of the Company to the extent permitted by the Merger Agreement.

8.12 Termination. This Agreement and the Proxy shall automatically terminate and become void and of no further force or effect on the Termination Date. In addition, each

Stockholder shall have the right to terminate this Agreement and the Proxy following (i) any decrease in the Per Share Consideration (other than any adjustment contemplated in Section 1.1(f) of the Merger Agreement); (ii) any change in the form of consideration payable in the Offer or the Merger; (iii) the imposition of any condition to the Offer or the Merger not set forth in the Merger Agreement (as in effect on the date hereof); (iv) any reduction in the number of shares of Company Common Stock subject to the Offer or (v) a Recommendation Change having been made by the Company’s board of directors. This Agreement and the Proxy, shall also terminate immediately upon the mutual written consent of Parent and the Stockholder.

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EXECUTION COPY

IN WITNESS WHEREOF, Parent, Acquisition Sub, and Stockholder have caused this Tender and Voting Agreement to be executed as of the date first written above.

TUFCO HOLDINGS, LLC

By:	/s/ Shaun Gabbay

Name:	Shaun Gabbay
Title:	Manager

PACKERS ACQUISITION SUB, INC.

By:	/s/ Shaun Gabbay

Name:	Shaun Gabbay
Title:	President

STOCKHOLDER

BRADFORD VENTURE PARTNERS, L.P.

By:	/s/ Robert J. Simon

Name:	Robert J. Simon
Title:	Partner

Address: 360 Hamilton Avenue, Suite 425

White Plains, NY 10601

Facsimile: 914-922-7172

EXECUTION COPY

Exhibit A

IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of Tufco Technologies, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Shaun Gabbay, Manager of Tufco Holdings, LLC, a Delaware limited liability company (“Parent”), as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the Subject Shares on the matters described in clauses (a)-(c) of paragraph three of this Irrevocable Proxy in accordance with the terms of this Irrevocable Proxy until the Termination Date. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Subject Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Shares until after the Termination Date. Capitalized terms used in this Irrevocable Proxy and not defined shall have the meanings ascribed to such terms in that certain Tender and Voting Agreement dated on even date herewith (the “Tender and Voting Agreement”) by and among the Stockholder, Parent, and Packers Acquisition Sub, Inc, a Delaware corporation and wholly-owned subsidiary of Parent (“Acquisition Sub”).

This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to the Tender and Voting Agreement, and is granted in consideration of Parent and Acquisition Sub entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”).

The attorney and proxy named above, is hereby authorized and empowered by the undersigned, at any time prior to the Termination Date, to act as the undersigned’s attorney and proxy to vote the Subject Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Subject Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting: (a) in favor of the Merger and the adoption of the Merger Agreement (as it may be amended from time to time)and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing; (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and (c) against any action that is intended, or that could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Offer or the Merger or any of the other Contemplated Transactions (as defined in the Merger Agreement) or the Tender and Voting Agreement. Except with respect to the foregoing matters set forth in clauses (a)-(c) of this paragraph, the Stockholder shall retain the sole power to vote with respect to any matter presented to the stockholders of the Company, and the attorneys and proxies named above shall not exercise this Irrevocable Proxy on any matter other than those described in such clauses (a)-(c).

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Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the termination of the Tender and Voting Agreement in accordance with its terms.

STOCKHOLDER:
Dated: December , 2013

BRADFORD VENTURE PARTNERS, L.P.

By:
	Name:	Robert J. Simon
	Title:	Partner

***** IRREVOCABLE PROXY ****

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